Exhibit 99.1

New York State Catholic

Health Plan, Inc. (d/b/a

Fidelis Care New York) and

Subsidiaries

Consolidated Financial Statements as of and for the

Years Ended December 31, 2017 and 2016, and

Independent Auditors’ Report

NEW YORK STATE CATHOLIC HEALTH PLAN, INC.

(d/b/a FIDELIS CARE NEW YORK) AND SUBSIDIARIES

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1–2

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016:

Balance Sheets	3

Statements of Operations	4

Statements of Changes in Net Assets	5

Statements of Comprehensive Income	6

Statements of Cash Flows	7

Notes to Consolidated Financial Statements	8–32

INDEPENDENT AUDITORS’ REPORT

The Board of Directors of

New York State Catholic Health Plan, Inc.

(d/b/a Fidelis Care New York) and Subsidiaries

95-25 Queens Boulevard

Rego Park, NY 11374

We have audited the accompanying consolidated financial statements of New York State Catholic Health Plan, Inc. (d/b/a Fidelis Care New York) and Subsidiaries (“Fidelis” or the “Plan”), which comprise the consolidated balance sheets as of December 31, 2017 and 2016, the related consolidated statements of operations, changes in net assets, comprehensive income, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Plan’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of New York State Catholic Health Plan, Inc. (d/b/a Fidelis Care New York) and Subsidiaries as of December 31, 2017 and 2016, and the results of its operations, changes in its net assets, comprehensive income and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

March 22, 2018

NEW YORK STATE CATHOLIC HEALTH PLAN, INC.

(d/b/a FIDELIS CARE NEW YORK) AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2017 AND 2016

(In thousands)

	2017	2016
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,848,710	$1,358,759
Short- term investments—other	550,561	431,330
Investments	780,114	697,091
Premium receivables—net	209,850	203,708
Pharmacy rebates receivable	96,398	103,959
Other receivables	12,354	8,861
Reinsurance receivables	88,282	101,169
Prepaid expenses and other current assets	13,023	23,774

Total current assets	3,599,292	2,928,651

RESTRICTED DEPOSITS	449,447	366,362

INVESTMENTS—Noncurrent	182	162

PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS—Net	210,106	57,487

GOODWILL AND INTANGIBLES—Net	15,850	15,850

TOTAL	$4,274,877	$3,368,512

LIABILITIES AND NET ASSETS

CURRENT LIABILITIES:
Claims payable	$1,359,589	$1,077,035
Accounts payable and accrued expenses	247,577	188,299
Premiums received in advance	30,785	14,245
Long-term debt—current portion	14,286	14,286
Due to third parties	429,700	218,893
Capital leases—current portion	—	41

Total current liabilities	2,081,937	1,512,799

LONG-TERM DEBT	71,429	85,714

Total liabilities	2,153,366	1,598,513

COMMITMENTS AND CONTINGENCIES (NOTE 10)

NET ASSETS—Total net assets	2,121,511	1,769,999

TOTAL	$4,274,877	$3,368,512

See notes to consolidated financial statements.

NEW YORK STATE CATHOLIC HEALTH PLAN, INC.

(d/b/a FIDELIS CARE NEW YORK) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

(In thousands)

	2017	2016
REVENUES:
Premium revenues	$9,692,298	$8,407,239
Other	25,903	15,774

Total revenues	9,718,201	8,423,013

EXPENSES:
Cost of health care provided	8,878,505	7,684,879
General and administrative	541,340	410,144
Depreciation and amortization	34,570	26,907

Total expenses	9,454,415	8,121,930

OTHER INCOME (EXPENSE):
Investment income and losses—net	95,287	39,151
Interest expense	(2,474)	(682)
Charitable donations and grants	(4,669)	(4,663)

Total other income (expense)	88,144	33,806

EXCESS OF REVENUES OVER EXPENSES	$351,930	$334,889

See notes to consolidated financial statements.

NEW YORK STATE CATHOLIC HEALTH PLAN, INC.

(d/b/a FIDELIS CARE NEW YORK) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

(In thousands)

	2017	2016
UNRESTRICTED NET ASSETS—Excess of revenues over expenses	$351,930	$334,889

CHANGE IN TEMPORARILY RESTRICTED NET ASSETS:
Contributions	97	295
Other	(515)	(274)

(Decrease) increase in temporarily restricted net assets	(418)	21

INCREASE IN NET ASSETS	351,512	334,910
NET ASSETS—Beginning of year	1,769,999	1,435,089

NET ASSETS—End of year	$2,121,511	$1,769,999

See notes to consolidated financial statements.

NEW YORK STATE CATHOLIC HEALTH PLAN, INC.

(d/b/a FIDELIS CARE NEW YORK) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

(In thousands)

	2017	2016
CHANGE IN NET ASSETS	$351,512	$334,910

PENSION PLAN—Net gain arising during the period	1,540	3,341

OTHER COMPREHENSIVE EARNINGS	1,540	3,341

COMPREHENSIVE INCOME	$353,052	$338,251

See notes to consolidated financial statements.

NEW YORK STATE CATHOLIC HEALTH PLAN, INC.

(d/b/a FIDELIS CARE NEW YORK) AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

(In thousands)

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Change in net assets	$351,512	$334,910
Adjustments to reconcile change in net assets to net cash provided by operating activities:
Depreciation and amortization	34,570	26,907
Net realized and unrealized gains on trading securities	(61,278)	(18,057)
Net realized and unrealized losses (gains) on investments, other than trading	85	(57)
Purchases of investments—trading securities	(1,171,214)	(1,130,634)
Proceeds from sale of investments—trading securities	1,149,469	1,075,431
Provision for bad debts	327	4,662
Changes in:
Premium receivables—net	(6,469)	32,811
Pharmacy rebates receivable	7,561	(38,701)
Other receivables	(3,493)	(1,450)
Reinsurance receivables	12,887	(28,891)
Prepaid expenses and other current assets	(3,236)	(17,704)
Claims payable	282,554	141,822
Accounts payable and accrued expenses	45,079	32,029
Premiums received in advance	16,540	(933)
Due to third parties	210,807	91,857

Net cash provided by operating activities	865,701	504,002

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments and restricted deposits	(83,085)	(91,280)
Purchases of short-term investments—other	(119,336)	(236,011)
Acquisition of property and equipment	(159,003)	(18,715)

Net cash used in investing activities	(361,424)	(346,006)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of capital lease obligations	(41)	(411)
Payments of long-term debt	(14,285)	—
Proceeds from long-term debt	—	100,000

Net cash (used in) provided by financing activities	(14,326)	99,589

NET INCREASE IN CASH AND CASH EQUIVALENTS	489,951	257,585
CASH AND CASH EQUIVALENTS—Beginning of year	1,358,759	1,101,174

CASH AND CASH EQUIVALENTS—End of year	$1,848,710	$1,358,759

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$2,474	$682

Accrual for acquisition of equipment	$14,199	$13,710

Capital lease obligations incurred	$—	$—

See notes to consolidated financial statements.

NEW YORK STATE CATHOLIC HEALTH PLAN, INC.

(d/b/a FIDELIS CARE NEW YORK) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

1.	ORGANIZATION AND NATURE OF BUSINESS

The New York State Catholic Health Plan, Inc. (d/b/a Fidelis Care New York) (“Fidelis” or the “Plan”) was incorporated in the State of New York on May 13, 1993, as a not-for-profit membership corporation. Fidelis, upon obtaining a Special Purpose Certificate of Authority from the State of New York Commissioner of Health, is licensed to provide or arrange for the provision of comprehensive health services, as defined in Article 44 of the Public Health Law, on a prepaid full-risk capitation basis, to an enrolled population substantially composed of recipients of the Medical Assistance Program. Fidelis commenced operations on October 1, 1993, with member eligibility becoming effective November 1, 1993. Fidelis’ historical and current contractual obligation, per county, excludes benefits for certain family planning and reproductive health services. Upon receipt of the approved Certificate of Authority, Fidelis executed a contract, effective October 1, 1996, with the City of New York Office of Medicaid Managed Care. This contract authorized Fidelis to enroll Medicaid beneficiaries in the five boroughs of the City of New York. Fidelis entered into similar contracts with other counties of the State of New York. Effective October 1, 2005, the New York State Department of Health (NYSDOH) became the sole contracting authority for all counties, except the City of New York, for Medicaid Managed Care. The NYSDOH subsequently became the contracting authority for New York City effective August 1, 2011. The contract with the NYSDOH was extended through February 28, 2019. As of December 31, 2017, Fidelis is authorized to provide services to Medicaid Managed Care members in all 62 counties in the State of New York. In October 1997, Fidelis became a participant and began enrolling members of the State of New York’s Child Health Plus Program. Fidelis currently provides insurance through this program in all 62 counties in the State of New York. The Child Health Plus contract was executed in January 2016 and expires on December 31, 2019.

During July 2004, Fidelis became a participant in the Medicare Advantage Program in the State of New York. As of December 31, 2017, Fidelis is operational in 53 counties.

During May 2006, Fidelis became a participant in the Medicaid Dual Advantage Program in the State of New York. As of December 31, 2017, Fidelis is operational in 48 counties.

During July 2009, Fidelis became a participant in the Medicaid Advantage Plus Program (MAP) in the State of New York. As of December 31, 2017, Fidelis is operational in nine counties.

Fidelis became a qualified health plan in the New York Health Benefit Exchange (Health Benefit Exchange) within the NYSDOH that began on October 1, 2013, providing health coverage to individual members effective January 1, 2014, under the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 (collectively, “Health Care Reform” or “ACA”). As of December 31, 2017, Health Benefit Exchange is operational in 56 counties. Effective January 1, 2017, Fidelis began enrolling members outside of the Official Health Plan Marketplace (Off-Exchange) through licensed and contracted brokers.

During January 2015, Fidelis became a participant in the Fully Integrated Duals Advantage Plan (FIDA) in the State of New York. The Fidelis FIDA program, which was operational in six counties, ended on December 31, 2017.

During October 2015, Fidelis became a participant in the Health and Recovery Plan (HARP) in the State of New York. As of December 31, 2017, Fidelis is operational in 62 counties.

Effective January 1, 2016, Fidelis became a participant in the Essential Plan (EP), a program offered to qualified individuals who are not eligible for Medicaid or the Child Health Plus programs. As of December 31, 2017, Fidelis is operational in 58 counties.

On September 30, 2005, Fidelis acquired 100% interest in CenterCare, Inc. (“CenterCare”). Effective August 1, 2008, CenterCare merged with Fidelis, and pursuant to the terms of the merger agreement, CenterCare surrendered its Certificate of Authority.

On December 30, 2008, Fidelis acquired all assets and liabilities and assumed operations of a former joint venture and established Fidelis Care at Home (FCAH), a Medicaid long-term care capitated program with the NYSDOH. This program provides an array of home, community, and institutionally based, long-term care services to persons who are eligible for Medicaid and who have been certified as appropriate candidates for nursing home placement. Enrollees in FCAH must be at least 18 years old, covered by Medicaid, nursing home-eligible but wish to remain in the community, and reside in the FCAH service area. As of December 31, 2017, FCAH is operational in all 62 counties in the State of New York.

During July 2004, Fidelis created a wholly owned subsidiary, Salus Administrative Services, Inc. (“Salus”), a New York State corporation formed under Section 402 of the Business Corporation Law. In January 2008, Salus created a wholly owned subsidiary, Salus IPA, LLC (IPA), a New York State corporation formed under Section 203 of the Limited Liability Company (LLC) Law. Salus and IPA commenced operations on January 1, 2009, providing pharmacy benefit management services to Fidelis members and Fidelis employees/dependents.

In February 2016, Fidelis created a wholly owned subsidiary, Rego Park Office Tower, LLC (RPOT), a New York State corporation formed under Section 203 of the LLC Law. RPOT was organized to operate for not-for-profit purposes consistent with the Real Property Tax Law of the State of New York. RPOT started operations on March 28, 2017 upon acquisition of the Queens Tower building, providing administrative office and retail leases to Fidelis and third parties.

The corporate members of the Plan are the eight Diocesan Bishops of the Roman Catholic Dioceses in the State of New York.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation—The consolidated financial statements include the accounts of Fidelis and its wholly owned subsidiaries, Salus and RPOT. All significant intercompany balances and transactions have been eliminated in consolidation.

Basis of Accounting—The accompanying consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates—The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Accounts affected by significant estimates include premium receivables, pharmacy rebates receivable, other receivables, reinsurance receivables, ACA reinsurance, risk adjustment and risk corridor receivables and payables, recoverability of goodwill, claims payable, accrued expenses, amounts due to third parties, premium revenues, and cost of health care provided. Actual results could differ from these estimates.

Cash and Cash Equivalents—Cash and cash equivalents include cash and highly liquid investments that are readily convertible to known amounts of cash and are so near their original maturity dates that they present insignificant risk of changes in value because of changes in interest rates. Cash equivalents exclude funds included in restricted deposits.

Short-Term Investments—Other—Short-term investments—other include certificates of deposit with original maturities greater than three months and remaining maturities are less than one year whose carrying amount approximates fair value.

Premium Receivables and Revenues—Premium receivables and revenues are recorded in the month for which members are entitled to service. Premiums represent payment in full for the complete Medicaid, Child Health Plus, Medicare Advantage, Medicaid Dual Advantage, MAP, FCAH, Health Benefit Exchange, FIDA, HARP and EP with the exception of the standard exclusions and the following additional exclusions: family planning, childcare, and methadone maintenance treatment program physician/clinic. As a prepaid health services plan, premium revenues are provided by the State of New York and U.S. government agencies, and therefore, there is no need for an allowance for uncollectible accounts. However, the amounts due from members under the Health Benefit Exchange, FCAH and EP programs include provisions for uncollectible accounts. The balances in such provisions for uncollectible accounts approximate $7,798,000 and $7,471,000 at December 31, 2017 and 2016, respectively. Premium revenues also reflect the estimated rebates for programs subject to the Minimum Medical Loss Ratio (MLR) as an adjustment to premium revenue in the consolidated statements of operations.

During 2017 and 2016, changes were made to the Medicaid benefit package whereby New York State transitioned services and populations covered by fee-for-service Medicaid to managed care plans. The Plan also received rate changes at various dates during 2017 and 2016, which included premium rates between Aliessa and non-Aliessa populations. The Aliessa population represents legal immigrants who are eligible for New York’s Medicaid program as a result of a recent court decision. New York State does not receive federal matching funds for this population. As a result, the NYSDOH adjusted for the Aliessa population in its Managed Care premiums. For the Plan’s Medicare products, the rates paid to Fidelis by the Centers for Medicare and Medicaid Services (CMS) are adjusted for the member’s age, gender, county of residence, plan-specific bid, disability, income, and health status (risk-adjusted formula). Under this model, there is a potential for the collection of additional premium. However, the adjustment does not occur in the initial year of enrollment, but in subsequent periods after the Plan has compiled and submitted medical diagnosis information to CMS. The Plan records revenues and a receivable from CMS based on the estimate of the members’ risk scores, and may be adjusted in the following year as a result of the annual settlement with CMS. As of December 31, 2017 and 2016, the Plan recorded prior-year risk score revenue adjustments that increased current-year revenues by approximately $8,582,000 and $4,488,000, respectively.

The Plan serves as a plan sponsor offering Medicare Part D prescription drug benefits under a contract with CMS. Certain elements of the payments the Plan receives, including catastrophic reinsurance subsidy and low-income member cost-sharing subsidies, represent cost reimbursements. In addition, premium payments received from CMS are subject to risk corridor adjustments whereby variances, which exceed certain thresholds from a target amount, result in CMS making additional premium payments to the Plan or require the Plan to refund to CMS a portion of previous premiums received. Risk corridor variances of more than 5% above the target amount will result in CMS making additional payments to plan sponsors, and variances of more than 5% below the target amount will require plan sponsors to refund CMS. The Medicare Part D receivables as of December 31, 2017 and 2016 were approximately $35,864,000 and $18,457,000, respectively, which are included in premium receivables—net in the accompanying consolidated balance sheets. The Medicare Part D payables as of December 31, 2017 and 2016 were approximately $959,000 and $4,967,000, respectively, which are included in due to third parties in the accompanying consolidated balance sheets.

Premiums Received in Advance—Premiums collected in advance are reported as a liability in the accompanying consolidated balance sheets. Any billed premiums that have not been received by the end of the period are included as premium receivables.

Health Care Reform or ACA—The Plan is a participant in the New York Health Benefit Exchange within the NYSDOH established pursuant to Health Care Reform. Under regulations established by the U.S. Department of Health and Human Services (HHS), HHS pays the Plan a portion of the premium (“Premium Subsidy”) and/or a portion of the health care costs (“Cost Sharing Subsidy”) for low-income individual members. In addition, HHS administers certain risk management programs as described below.

Fidelis recognizes monthly premiums received from members and the Premium Subsidy as premium revenue ratably over the contract period. The Cost Sharing Subsidy offsets health care costs when incurred. A liability is recorded if the Cost Sharing Subsidy is paid in advance or a receivable if incurred health care costs exceed the Cost Sharing Subsidy received to date. As of December 31, 2017 and 2016, liabilities for cost sharing subsidy were approximately $1,613,000 and $747,000, respectively, which are included in due to third parties in the accompanying consolidated balance sheets.

Health Care Reform’s Reinsurance, Risk Adjustment and Risk Corridor (the “3Rs”)

Reinsurance—Health Care Reform established a temporary three-year reinsurance program, which expired December 31, 2016, whereby all issuers of major medical commercial insurance products and self-insured plan sponsors are required to contribute funding in amounts set by HHS. Funds collected will be utilized to reimburse issuers’ high claims costs incurred for qualified individual members. The expense related to this required funding is reflected as a reduction of premium revenue. When annual claim costs incurred by the Plan’s qualified individual members exceed a specified attachment point, the Plan is entitled to certain reimbursements from this program. HHS may change this formula after year-end depending on the monies available to pay reimbursements. The Plan records a receivable and offsets health care costs to reflect an estimate of these recoveries. The Plan recorded approximately $2,242,000 and $10,344,000 in ACA reinsurance recoveries in 2017 and 2016, respectively, which are reflected as reductions to cost of healthcare provided in the accompanying consolidated statements of operations. Included in the 2017 ACA reinsurance recoveries is approximately $2,242,000 in prior year adjustments based on the final reconciliation and settlement of 2016 reinsurance amounts with HHS (See Note 13). As of December 31, 2017 and 2016, ACA reinsurance receivables were approximately $1,265,000 and $6,818,000, respectively, which are included in reinsurance receivables in the accompanying consolidated balance sheets.

Risk Adjustment—Health Care Reform established a permanent risk adjustment program to transfer funds from qualified individual and small group insurance plans with below average risk scores to those respective plans with above average risk scores. Based on the risk of Fidelis’ qualified plan members relative to the average risk of members of other qualified plans in comparable markets, Fidelis estimates the ultimate risk adjustment receivable or payable and reflects the pro-rata year-to-date impact as an adjustment to its premium revenue. The Plan recorded approximately $77,202,000 and $51,941,000 in premium adjustment payables in 2017 and 2016, respectively, which are included in premium revenues in the accompanying consolidated statement of operations. Included in the 2017 premium adjustment payable is approximately $2,334,000 in prior year adjustments based on the final reconciliation and settlement of 2016 risk adjustment amounts with HHS (See Note 13). As of December 31, 2017 and 2016, risk adjustment payables were approximately $74,849,000 and $69,994,000, respectively, which are included in due to third parties in the accompanying consolidated balance sheets.

Risk Corridor—Health Care Reform established a temporary three-year risk sharing program, which expired on December 31, 2016, for qualified individual and small group insurance plans. Under this program the Plan makes (or receives) a payment to (or from) HHS based on the ratio of allowable costs to target costs (as defined by Health Care Reform). The Plan records a risk corridor receivable or payable as an adjustment to premium revenue on a pro-rata year-to-date basis based on the estimate of the ultimate risk sharing amount. As of December 31, 2017 and 2016, the Plan has no risk corridor payables. (See Note 13).

The Plan has performed a final reconciliation and settlement with HHS of the 2016 3Rs and the 2016 Cost Sharing Subsidy in 2017. The Plan does not anticipate any rebate liability due to its members for calendar year 2017.

Pharmacy Rebates Receivable—The Plan has an arrangement with a Pharmacy Benefit Management (PBM) company to administer pharmaceutical benefits to the Plan’s members. The Plan accrues pharmacy rebates monthly based on the terms of the applicable contracts, historical billing and payment data, and other variables. Pharmacy rebates receivable are recorded as a reduction of health care costs. Pharmacy rebates are billed by the PBM to the pharmaceutical manufacturers within two months of the completion of the quarter depending on the contractual terms.

Other Receivables—Other receivables include accrued interest receivable, insurance recoveries and other miscellaneous amounts due to the Plan.

Reinsurance Other than ACA Reinsurance—Reinsurance premiums are reported in health care costs and reinsurance recoveries are deducted from health care costs (See Note 14).

Investments—Investments in equity securities with readily determinable fair value and investments in debt securities are reported at fair value in the consolidated balance sheets.

The Plan’s investment portfolio is designated as trading based on the Plan’s investment strategy and investment philosophies. Investment managers may execute purchases and sales of investments in accordance with the Plan’s investment policy. All realized and unrealized gains and losses on trading security investments have been recognized in investment income and losses—net in the consolidated statements of operations.

Investment income or loss includes realized gains and losses on investments, interest, dividends, and unrealized gains and losses on investments classified as trading. Realized gains and losses are determined using the first-in, first-out method. Investments recognized as current assets are available to support current operations. Investment income is recorded when earned.

The Plan invests in a commingled mutual fund. Fair value is determined by the fund manager. Because of the inherent uncertainty of valuation, the values determined by the investment managers may differ from the values that would have been used had a ready market for these investments existed. Changes in fair value are included in investment income and losses—net in the accompanying consolidated statements of operations. As of December 31, 2017 and 2016, the fair value of investment held in the commingled mutual fund was approximately $31,616,000 and $46,487,000, respectively.

Restricted Deposits—Restricted deposits relate to amounts held in escrow in accordance with regulatory requirements as discussed in Note 16.

Investments Noncurrent—Investments—Noncurrent include certificates of deposit with original maturities greater than three months and remaining maturities that are more than one year whose carrying amount approximates fair value.

Impairment of Long-Lived Assets—The Plan reviews the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Plan assesses recoverability of the carrying value of the asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value. There was no impairment loss recorded in 2017 or 2016.

Property, Equipment and Leasehold Improvements—Property, equipment and leasehold improvements are recorded at historical cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are amortized over the shorter of the term of the related lease or the life of the improvement. Costs incurred relating to major additions and improvements are capitalized and amortized over the useful life of the related project. The Plan commences the recognition of depreciation expense on these projects once the project is completed.

The Plan capitalizes the costs for acquiring, developing, and testing software to meet the Plan’s internal needs. Capitalization of costs associated with developing or obtaining computer software for internal use commences when the project is completed and it is probable the project will be used to perform the function intended. Capitalized costs include (1) external direct cost of materials and services consumed in developing or obtaining internal-use software and (2) payroll and payroll-related costs for employees who are directly associated with and devote time to the internal-use software project. Capitalization of such costs cease no later than the point at which the project is substantially complete and ready for its intended use. Internal-use software costs are amortized once the software is placed in service using the straight-line method over periods ranging from three to five years.

Goodwill and Intangible Assets—The Plan acquired CenterCare on September 30, 2005. As a result of that acquisition, goodwill and identifiable intangible assets were recognized. Impairment testing of goodwill and identifiable intangible assets will be done whenever events or changes in circumstances indicate that the carrying amounts of these assets might not be recoverable, or at least annually. As of December 31, 2017 and 2016, the Plan performed a qualitative fair value assessment as part of its annual impairment test and determined these assets were not impaired. The net carrying value of goodwill and identifiable intangible assets of the Plan as of December 31, 2017 and 2016, is approximately $15,850,000 for both years.

There was no amortization expense for the years ended December 31, 2017 and 2016.

Claims Payable—Claims payable consists of amounts of payments to be made on individual claims that have been reported to the Plan, as well as estimates of claims incurred that have not yet been reported as of the consolidated balance sheet dates. Components of claims payable are estimated, with the assistance of an external actuary, using various statistical methods that use both historical financial and operating data. Management estimates additional components of claims payable using historical information and other operating data.

Claims payable also includes amounts payable for a quality incentive program (QIP) whereby certain of the Plan’s providers may qualify for additional remuneration by achieving certain quality score thresholds based on the NYSDOH Quality Assurance Reporting Requirements. Management estimates a liability for QIP payments based on historical information and estimates of the providers who will achieve the required thresholds. As of December 31, 2017 and 2016, the Plan recorded approximately $58,448,000 and $60,365,000, respectively, for payments under the QIP that management estimates the Plan will pay.

The Plan has a process to review claims from providers that were previously denied or pended for administrative reasons. At December 31, 2017 and 2016, the Plan recorded approximately $2,823,000 and $13,238,000, respectively, for estimates pertaining to such claims. These amounts are considered in the determination of the overall claims payable.

Management believes that the liability for claims payable is adequate to satisfy the ultimate claim liabilities. However, there is at least a possibility that the estimates will change by a material amount in the near term since claims payable recorded in the accompanying consolidated balance sheets was determined using a range of estimated amounts based on information available to management. The estimates for claims payable are continually reviewed and adjusted as necessary as experience develops or new information becomes known. Such adjustments are included in current operations.

Due to Third Parties—Due to third parties primarily consists of Health Care Reform Act of 2000 surcharges, adjustments to the quality incentive and other components of the Medicaid premium rates, estimated amounts pertaining to potential premium overpayments, unrecouped reinsurance premiums, Medicare risk payables, EP medical loss ratio rebates, and liabilities associated with the 3Rs.

Other Income (Expense)—The Plan has significant financial investments, which are used to finance operations. All investment gains and losses (realized gains and losses on investments, interest, dividends, and unrealized gains and losses on investments classified as trading and other than trading) and expenses and losses, including interest expense, are reported as other income (expense). Charitable donations and grants are also reported in other income (expense).

Contributions and Donor-Restricted Gifts—Gifts are reported as temporarily restricted support if they are received with donor stipulations that limit the use of the donated assets. When a donor restriction expires, that is, when a stipulated time restriction ends or a purpose restriction is accomplished, temporarily restricted net assets are reclassified to unrestricted net assets and reported in the consolidated statements of operations as other revenues. In the absence of donor specifications that income and gains on donated funds are restricted, such income and gains are reported as unrestricted income.

Cost of Health Care Provided—Cost of health care provided consists primarily of claims paid, claims in process, claims pending to physicians, hospitals, and other health care providers, and an estimate of amounts incurred but not yet reported (IBNR). The Plan develops estimates for IBNR claims using an actuarial process that is consistently applied. The actuarial models consider factors such as time from date of service to claim receipt, provider contract rate changes, medical utilization, and other medical cost trends. Given the inherent variability of such estimates, the actual liability could differ significantly from the amounts provided.

The Plan reimburses providers on a capitation, fee-for-service, or contractual basis. The cost of health care services provided is accrued in the period in which the care is provided to a member based, in part, on estimates, including an accrual for medical services provided but not reported to the Plan. In addition, the Plan provides remuneration to providers based on its QIP.

Fair Value of Financial Instruments—The Plan’s financial instruments consist of cash and cash equivalents, investments, restricted deposits, accounts receivable, and accounts payable. Unless otherwise specified, the carrying amounts of these financial instruments approximate their fair value (see Note 5).

Advertising Costs—Advertising costs are expensed as incurred. Advertising costs charged to operations were approximately $19,174,000 and $17,205,000 for the years ended December 31, 2017 and 2016, respectively.

Charitable Donations and Grants—Charitable donations and grants include unrestricted support for local organizations and projects consistent with the Plan’s mission of providing services to those with special needs, the poor, and underserved.

Tax Status—Effective October 24, 1997, Fidelis qualified as a not-for-profit corporation as described in Section 501(c)(3) of the Internal Revenue Code and is exempt from federal income taxes. In July 2004, Salus was formed as a for-profit corporation for which tax provisions are provided. Amounts provided for income taxes have been reported as operating expenses. In February 2016, RPOT was formed as a corporation under Section 203 of the LLC Law. RPOT is treated as a disregarded entity for tax purposes.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Act”) was signed into legislation. The Act includes numerous changes in tax law related to tax exempt organizations, including but not limited to, a 21% excise tax assessed against executive compensation of covered individuals, unrelated business income taxes on qualified transportation fringe benefits, and a reduction in the federal income tax rate for corporations from 35% to 21%, which took effect for taxable years beginning on or after January 1, 2018. These provisions were considered and none were identified that would impact the tax exempt status of Fidelis as of December 31, 2017.

Recently Issued Accounting Pronouncements and Update—In February 2016, the Financial Accounting Standards Board (FASB) issued an update on leases, ASU 2016-02. The ASU will require organizations that lease assets—referred to as “lessees”—to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The ASU on leases will take effect for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other organizations, the ASU on leases will take effect for fiscal years beginning after December 15, 2019, and for interim periods within fiscal years beginning after December 15, 2020. Early application will be permitted for all organizations. The Plan is currently evaluating the effect of the new leases accounting guidance.

In May 2015, the FASB issued ASU No. 2015-07—Fair Value Measurement (Topic 820). The amendments in this ASU remove the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the net asset value per share practical expedient. The amendments also remove the requirement to make certain disclosures for all investments that are eligible to be measured at fair value using the net asset value per share practical expedient. This ASU is effective for fiscal years beginning after December 15, 2016. The amendments should be retrospectively applied to all periods presented and earlier adoption is permitted. The adoption of this guidance did not have a material impact on the Plan’s consolidated statement of financial position, results of operations or cash flows.

In May 2014, the FASB issued ASU No. 2014-09 “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 will supersede existing revenue recognition standards with a single model unless those contracts are within the scope of other standards (e.g., an insurance entity’s insurance contracts). The revenue recognition principle in ASU 2014-09 is that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, new and enhanced disclosures will be required. Companies can adopt the new standard using either the full retrospective approach, a modified retrospective approach with practical expedients, or a cumulative effect upon adoption approach. In August 2015, the FASB issued ASU No. 2015-14, “Revenue from Contracts with Customers: Deferral of the Effective Date,” (“ASU No. 2015-14”) which deferred the effective date of ASU No. 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Early application is permitted as of annual reporting periods beginning after December 15, 2016. ASU No. 2015-14 allows for both retrospective and modified retrospective methods of adoption of ASU No. 2014-09. The majority of the Plan’s revenues are derived from insurance contracts and are excluded from the new standard. The Plan is currently evaluating the effect of the new revenue recognition guidance.

In May 2015, the FASB issued ASU 2015-09, Financial Services—Insurance (Topic 944): Disclosures about Short-Duration Contracts, which expands the disclosure requirements for insurance companies that issue short-duration contracts. The new standard will increase the level of disclosure around the Plan’s claims payable liability to include the following: claims development by year; claim frequency; a rollforward of the claims payable liability; and a description of methods and assumptions used for determining the liability. It is effective for annual periods beginning after December 15, 2016 and interim periods within annual periods beginning after December 15, 2017. The Plan implemented these disclosures at December 31, 2017.

The Plan has also determined that there have been no other recently issued, but not yet adopted, accounting standards that will have a material impact on its consolidated financial statements.

3.	PREMIUM REVENUE

Premium revenue is derived substantially from the Medicaid and Medicare Advantage programs under capitation arrangements with the State of New York and U.S. government agencies. For 2016, the premiums recorded are based upon management’s best estimate of the rates and differences between the estimated rates and the approved rates are reflected in the period in which the rate is formally approved. For 2017, management modified its policy and recorded revenues based upon draft rates received from NYSDOH, which approximated actual rates. Laws and regulations governing federal and state health care programs are complex and subject to interpretation for which noncompliance includes fines, penalties, and exclusion from these programs. The Plan believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. Additionally, any future changes in Medicaid and Medicare Advantage funding could have a material impact on the Plan.

Effective January 1, 2014, the Plan began providing health coverage to individual members through the New York Health Benefit Exchange within the NYSDOH under the provisions of the Health Care Reform. Regulations and interpretive guidance on many provisions of the Health Care Reform Law have been issued to date by various regulatory bodies, of which certain provisions of the law require additional guidance and clarification in the form of regulations and interpretations. The Plan believes that it is in compliance with the applicable Health Care Reform laws and regulations that would have a material impact on the operations and financial results of the Plan.

4.	INVESTMENTS AND RESTRICTED DEPOSITS

The composition of investments and restricted deposits as of December 31, 2017 and 2016, is as follows (in thousands):

	2017	2016
Short-term investments—other	$550,561	$431,330

Investments:
Debt securities:
U.S. government and agency obligations	$87,466	$54,615
U.S. agency mortgage-backed securities	39,825	31,636
State and municipal obligations	1,346	2,048
Corporate obligations	104,314	87,269
Non-U.S. agency mortgage-backed securities	13,166	13,385
Non-U.S. agency asset-backed securities	25,100	20,786

Total debt securities	271,217	209,739
Equity securities	167,117	156,955
Mutual funds	310,164	283,910
Alternative investments	31,616	46,487

Total investments	$780,114	$697,091

Restricted deposits—certificates of deposit	$449,447	$366,362

Total restricted deposits	$449,447	$366,362

Investments—noncurrent	$182	$162

Total restricted deposits are funds set aside to satisfy the statutorily designated escrow deposit requirements as described in Note 16.

Investment income and losses from investments, restricted deposits, short-term investments—other, investments—noncurrent and cash equivalents as of December 31, 2017 and 2016, are as follows (in thousands):

	2017	2016
Investment income and losses—net:
Interest and dividend income	$34,094	$21,037
Net realized and unrealized gains on trading securities	61,278	18,057
Net realized and unrealized (losses) gains on investments, other than trading	(85)	57

Total	$95,287	$39,151

5.	FAIR VALUE MEASUREMENTS

GAAP establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumption about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy). The fair value hierarchy is as follows:

Level 1—Quoted (unadjusted) prices for identical assets in active markets. Active markets are those in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2—Other observable inputs, either directly or indirectly, including:

•	Quoted prices for similar assets in active markets

•	Quoted prices for identical or similar assets in nonactive markets (few transactions, limited information, noncurrent prices, high variability over time, etc.)

•	Inputs other than quoted prices that are observable for the asset (interest rates, yield curves, volatilities, default rates, etc.)

•	Inputs that are derived principally from or corroborated by other observable market data

Level 3—Unobservable inputs that cannot be corroborated by observable market data.

In instances in which the inputs used to measure fair value fall into different levels of the fair value hierarchy, the fair value measurement has been determined based on the lowest-level input that is significant to the fair value measurement in its entirety. The Plan’s assessment of the significance of a particular item to the fair value measurement in its entirety requires judgment, including the consideration of inputs specific to the asset and/or liability.

There were no transfers between Levels 1, 2, and 3 during the years ended December 31, 2017 and 2016.

The Plan measures its financial assets and liabilities at fair value on a recurring basis. The composition of financial assets measured at fair value as of December 31, 2017, is as follows (in thousands):

	Quoted
	Prices	Other
	in Active	Observable	Unobservable
	Markets	Inputs	Inputs		Total Fair
	(Level 1)	(Level 2)	(Level 3)	Other	Value
Cash and cash equivalents	$1,848,710	$—	$—	$—	$1,848,710

Short-term investments—other	550,561	—	—	—	550,561

Restricted Deposit—certificates of deposit	449,447	—	—	—	449,447

Investments:
Debt securities:
U.S. government and agency obligations	87,466	—	—	—	87,466
U.S. agency mortgage-backed securities	—	39,825	—	—	39,825
State and municipal obligations	—	1,346	—	—	1,346
Corporate obligations	—	104,314	—	—	104,314
Non-U.S. agency mortgage-backed securities	—	13,166	—	—	13,166
Non-U.S. agency asset-backed securities	—	25,100	—	—	25,100

Total debt securities	87,466	183,751			271,217
Equity securities	167,117	—	—	—	167,117
Mutual funds	310,164	—	—	—	310,164
Alternative investments	—	—	—	31,616	31,616

Total investments	564,747	183,751		31,616	780,114

Investments—noncurrent—other	—	182	—	—	182

Total investments—noncurrent	—	182	—	—	182

Total assets at fair value	$3,413,465	$183,933	$—	$31,616	$3,629,014

The amounts categorized as alternative investments have been measured at fair value using the net asset value per share. These investments are not classified within the fair value hierarchy. The fair value amounts presented in the table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the balance sheet.

The Plan measures its financial assets and liabilities at fair value on a recurring basis. The composition of financial assets measured at fair value as of December 31, 2016, is as follows (in thousands):

	Quoted
	Prices	Other
	in Active	Observable	Unobservable
	Markets	Inputs	Inputs		Total Fair
	(Level 1)	(Level 2)	(Level 3)	Other	Value
Cash and cash equivalents	$1,358,759	$—	$—	$—	$1,358,759

Short-term investments—other	431,330	—	—	—	431,330

Restricted Deposit—certificates of deposit	366,362	—	—	—	366,362

Investments:
Debt securities:
U.S. government and agency obligations	54,615	—	—	—	54,615
U.S. agency mortgage-backed securities	—	31,636	—	—	31,636
State and municipal obligations	—	2,048	—	—	2,048
Corporate obligations	—	87,269	—	—	87,269
Non-U.S. agency mortgage-backed securities	—	13,385	—	—	13,385
Non-U.S. agency asset-backed securities	—	20,786	—	—	20,786

Total debt securities	54,615	155,124	—	—	209,739

Equity securities	156,955	—	—	—	156,955
Mutual funds	283,910	—	—	—	283,910
Alternative investments	—	—	—	46,487	46,487

Total investments	495,480	155,124	—	46,487	697,091

Investments—noncurrent—other	—	162	—	—	162

Total investments—noncurrent	—	162	—	—	162

Total assets at fair value	$2,651,931	$155,286	$—	$46,487	$2,853,704

The amounts categorized as alternative investments have been measured at fair value using the net asset value per share. These investments are not classified within the fair value hierarchy. The fair value amounts presented in the table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the balance sheet.

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Cash and Cash Equivalents—The carrying value of cash and cash equivalents approximates fair value as maturities are in the near future and/or include money market funds and short-term, highly liquid investments, that are based on quoted prices and actively traded. Cash and cash equivalents are classified as Level 1.

Short-Term Investments—Other—The carrying value of short-term investments—other approximates fair value as maturities are in the near future. Short-term investments—other are classified as Level 1.

Investments—Noncurrent—Investments—noncurrent include certificates of deposit that are due in excess of one year whose carrying value approximates fair value. Investments in certificates of deposit due in excess of one year are classified as Level 1. All other investments are classified as Level 2.

Debt Securities—The estimated fair values of debt securities are based on quoted market prices and/or other market data for the same or comparable instruments and transactions in establishing the prices. Level 1 debt securities are comprised primarily of U.S. government and agency obligations. Fair values of debt securities that do not trade on a regular basis in active markets are classified as Level 2.

Equity Securities—Fair value estimates for publicly traded equity securities are based on quoted market prices and/or other market data for the same or comparable instruments and transactions in establishing the prices. Fair values of publicly traded equity securities are classified as Level 1.

Mutual Funds—Fair value estimates for shares of registered investment companies are based on quoted market prices that represent the net asset value (NAV) of shares held. Fair values of mutual funds are classified as Level 1 based upon publicly available NAV data.

Alternative Investments (Equity Method)—The estimated fair values of commingled funds (alternative investments) are accounted for using the equity method of accounting for which no quoted market prices are readily available. The estimated fair value for these types of investments are determined based upon information provided by the fund managers. Such information is based on the pro rata interest in the NAV of the underlying investments, which approximates fair value.

Included in the Plan’s investment portfolio are investments in certain funds that report fair value using a calculated NAV. The attributes relating to the nature and risk of such investments as of December 31, 2017 and 2016, are as follows (in thousands):

2017

				Other
		Underfunded	Redemption	Redemption	Redemption
Investment	Fair Value	Commitment	Frequency	Restrictions	Notice Period
Colchester Funds*	$31,616	None	Monthly	None	Written 10 business days prior

2016

				Other
		Underfunded	Redemption	Redemption	Redemption
Investment	Fair Value	Commitment	Frequency	Restrictions	Notice Period
Colchester Funds*	$46,487	None	Monthly	None	Written 10 business days prior

*	The fair values of the investments have been estimated using the NAV of the investment. The objective of the fund is to obtain income-oriented returns from a globally diversified portfolio of primarily debt and debt-like securities.

6.	PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Property, equipment and leasehold improvements as of December 31, 2017 and 2016, consist of the following (in thousands):

	2017	2016	Depreciable Life
Land	$26,562	$—	N/A
Building and improvements	113,717	—	39 years
Furniture and fixtures	15,241	12,912	3-10 years
Equipment	9,700	7,398	3-10 years
Computers and computer software	162,554	125,441	3–8 years
Leasehold improvements	26,424	21,237	1-20 years
Equipment under capital lease obligations	6,526	6,526	varies
Automobiles	1,537	1,247	3 years

	362,261	174,761

Less accumulated depreciation and amortization	(153,268)	(118,697)
Work in progress	1,113	1,423

Total	$210,106	$57,487

On March 29, 2016, RPOT entered into a Purchase and Sale Agreement with Queens Office Tower Limited Partnership, (the “Seller”) whereby RPOT agreed to acquire the building located at 95-25 Queens Boulevard, Rego Park, New York (“Queens Tower”) owned by the Seller for approximately $139,875,000. The agreement stipulated $13,987,000 in downpayment during 2016 with the balance due on the date of closing, March 28, 2017.

Work in progress is comprised of construction in progress for the Queens Tower building improvements and continuing technology and infrastructure projects to support the Plan’s strategic initiatives.

Depreciation and amortization expense pertaining to property, equipment and leasehold improvements for the years ended December 31, 2017 and 2016, was approximately $34,523,000 and $26,826,000, respectively. Amortization expense for equipment under capital lease obligations for the years ended December 31, 2017 and 2016, was approximately $47,000 and $81,000, respectively. Accumulated amortization on equipment under capital lease at December 31, 2017 and 2016, was approximately $6,526,000 and $6,478,000, respectively.

7.	GOODWILL

The following table summarizes the change in the Plan’s goodwill balance during 2017 (in thousands):

Balance—January 1, 2017	$15,850
Acquisitions	—

Balance—December 31, 2017	$15,850

Goodwill is reviewed annually for impairment on December 31, or more frequently upon the occurrence of trigger events. Based on the Plan’s assessment, no goodwill impairment was recorded for the years ended December 31, 2017 and 2016.

8.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following as of December 31, 2017 and 2016 (in thousands):

	2017	2016
Accounts payable	$7,788	$16,277
Accrued expenses	239,789	172,022

	$247,577	$188,299

9.	LONG-TERM DEBT

On December 12, 2016, Fidelis entered into Term Loan Agreements (TLAs) with three leading financial institutions, each as a “lender” and collectively the “lenders”. The lenders provided a seven-year unsecured term loan facility in the aggregate principal amount of $100,000,000 payable in equal quarterly installments. Proceeds from the TLAs were used by Fidelis for strategic and other business purposes.

The interest rate under the TLAs is variable and is determined at Fidelis’ option as: (i) the one, two, three or six month Adjusted London Interbank Offered Rate (LIBOR), plus the lender’s Applicable Margin or (ii) the Prime Rate plus the lender’s Applicable Margin. The Applicable Margin can range from 0.75% to 1.80% based upon Fidelis’ deposit levels with the lenders. The weighted average interest rate on the TLAs during 2017 was 1.90%.

The future maturities of long-term debt consist of the following (in thousands):

Years Ending December 31
2018	$14,286
2019	14,286
2020	14,286
2021	14,286
2022	14,286
Thereafter	14,285

85,715

Less current portion	(14,286)

Total long-term debt	$71,429

The Plan had unsecured lines of credit in the amount of $180,000,000 for both December 31, 2017 and 2016, with interest rates established by the lending institutions and agreed to by the Plan. The lines of credit expire during 2018, which the Plan expects to renew. At December 31, 2017 and 2016, no amounts were outstanding under the lines of credit. The provisions of the lines of credit require the Plan to maintain specified net worth, liquidity and other conditions. At December 31, 2017, all covenant requirements associated with the unsecured lines of credit were met.

10.	COMMITMENTS AND CONTINGENCIES

Leases—The Plan is the lessee of administrative facilities and equipment under noncancelable operating leases. All facility leases have early termination clauses. Rent expense for the years ended December 31, 2017 and 2016 was approximately $12,431,000 and $10,309,000, respectively. Future annual aggregate minimum rentals under operating leases as of December 31, 2017 are as follows (in thousands):

Years Ending December 31
2018	$13,750
2019	13,619
2020	13,247
2021	7,424
2022	7,476
Thereafter	42,845

Total	$98,361

Other Matters—The Plan is involved in litigation and claims disputes with providers arising in the normal course of business. The ultimate outcome of these cases cannot be predicted at this time. Management does not believe that the ultimate outcome of these matters will have a materially adverse effect on the financial position of the Plan.

The Plan is subject to ongoing examinations and oversight by the State of New York with respect to financial condition, market conduct and other regulatory matters. The Plan is not aware of any existing or pending investigations regarding noncompliance with applicable laws and regulations that would have a material impact on the operations of the Plan.

11.	POST RETIREMENT BENEFIT PLANS

The Plan sponsors a defined contribution plan for eligible employees and a Supplemental Executive Retirement Plan for certain specified employees, which was approved by the Fidelis Board of Directors. The amount of net expense related to these plans that was recognized during the years ended December 31, 2017 and 2016 was approximately $10,342,000 and $10,764,000, respectively. The amount recognized is dependent on the number of participants in the plans.

12.	CLAIMS PAYABLE

Claims payable includes reserves for IBNR claims, claims received but not processed, and other liabilities incurred in connection with the cost of health care provided, provider incentives, pharmacy costs, and other reserves in connection with health care costs. Claim frequency is not used in the calculation of the liability. In addition, it is impracticable to disclose claim frequency information for health care claims due to the inability to gather consistent claim frequency information. Any claim frequency count disclosure will not be comparable and will not be consistent from period to period based on the volume of claims processed. As a result, health care count frequency is not included in the disclosures.

The following table provides a reconciliation of the beginning and ending balances for claims payable as of December 31, 2017 and 2016 (in thousands):

	2017	2016
Claims payable—beginning of year	$1,077,035	$935,213

Medical expenses:
Current year	9,085,009	7,857,246
Prior years	(206,504)	(172,367)

Total medical expenses	8,878,505	7,684,879

Paid claims:
Current year	(7,775,563)	(6,959,590)
Prior years	(825,757)	(618,398)

Total paid claims	(8,601,320)	(7,577,988)

Reinsurance receivable	(12,887)	28,891

NYS surcharges and other assessments	18,256	6,040

Claims payable—end of year	$1,359,589	$1,077,035

	Net Incurred Medical Expenses for the Year Ended December 31,
Year	2017	2016

2016	$7,650,742	$7,857,246
2017	9,085,009

Total	$16,735,751

	Net Cumulative Medical Payments for the Year Ended December 31,
Year	2017	2016

2016	$(7,609,236)	$(6,832,880)
2017	(7,775,563)

Total	$(15,384,799)

Net remaining outstanding payable prior to 2016	$3,268
Reinsurance receivable	(12,887)
NYS surcharges and other assessments	18,256

Total claims payable	$1,359,589

At December 31, 2017, total health care IBNR liabilities plus expected development on reported claims totaled approximately $1,359,589,000. Substantially all of the total health care IBNR liabilities plus expected development on reported claims at December 31, 2017 related to the current year.

The following table shows the Plan’s breakdown in health care provided costs (in thousands):

	2017	2016
Incurred claims	$6,714,536	$5,768,238
Capitation and contractual arrangements	108,691	101,180
Pharmacy costs	1,793,812	1,593,819
New York State surcharges and other assessments	206,225	201,802
Other benefit costs (1)	55,241	19,840

Cost of health care provided	$8,878,505	$7,684,879

(1)	Other benefit costs include amounts related to incentives, reinsurance premiums, and other.

The estimate of IBNR is developed using actuarial principles and assumptions that consider numerous factors. Of those factors, the analysis of historical and projected claim payment patterns (including claims submission and processing patterns) and the assumed health care cost trend rate (the year-over-year change in per member per month health care costs) are considered to be critical assumptions. In developing the estimate of IBNR, these actuarial principles and assumptions are consistently applied each period, with consideration to the variability of related factors. There have been no significant changes to the methodologies or assumptions used to calculate IBNR in 2017.

13.	HEALTH CARE REFORM’S 3RS

The following table provides details of the Health Care Reform’s 3Rs as of and for the year ended December 31, 2017 and 2016 (in thousands):

	2017	2016
ACA Permanent Risk Adjustment Program

Risk adjustment user fees payable	$111	$98
Premium adjustments payable included in due to third parties	74,849	69,994
Reported as reduction to premium revenues	77,202	51,941
Reported in expenses as ACA risk adjustment user fees	111	98

ACA Transitional Reinsurance Program

Amounts recoverable for claims paid	$2,242	$10,344
Amounts recoverable for claims unpaid	—	—
Liabilities for contributions payable included in due to third parties—not reported as ceded premium	—	300
Ceded reinsurance premiums payable included in due to third parties	—	1,200
Ceded reinsurance premiums reported as reduction to premium revenues	—	1,200
Reinsurance recoverable due to payments or expected payments	2,242	10,344
ACA reinsurance contributions—not reported as ceded premium	—	300

ACA Risk Corridor Program

Accrued retrospective premium due from ACA risk corridors	N/A	$—
Effect of risk corridors on net premium income (paid)	N/A	—

The Plan has no risk corridor adjustment in 2016 since the total Health Benefit Exchange medical costs and premium revenue were anticipated to fall within a range where there is neither a receivable nor payable. The risk corridor program expired on December 31, 2016.

The following table provides a roll forward of the 2016 ACA risk-sharing provisions specified asset and liability balance (in thousands):

										Unsettled Balances
					Differences					as of the Reporting Date
	Accrued During		Received or Paid as of		Prior Year	Prior Year				Cumulative	Cumulative
	the Prior Year		the Current Year on		Accrued	Accrued	Adjustments			Balance	Balance
	on Business Written		Business Written Before		Less	Less	To Prior	To Prior		from Prior	from Prior
	Before December 31		December 31 of the		Payments	Payments	Year	Year		Years	Years
	of the Prior Year		Prior Year		(Col 1-3)	(Col 2-4)	Balances	Balances		(Col 1-3+7)	(Col 2-4+8)
	1	2	3	4	5	6	7	8	9	10	11
	Receivable	(Payable)	Receivable	(Payable)	Receivable	(Payable)	Receivable	(Payable)	Ref	Receivable	(Payable)
a. Permanent ACA Risk Adjustment Program
1. Premium Adjustment Receivable	$19	$—	$—	$—	$19	$—	$—	$—		$19	$—
2. Premium Adjustment (Payable)	—	(70,013)	—	(72,347)	—	2,334	—	(2,334)	A	—	—

3. Subtotal ACA Permanent Risk Adjustment Program	19	(70,013)	—	(72,347)	19	2,334	—	(2,334)		19	—

b. Transitional ACA Reinsurance Program
1. Amounts recoverable for claims paid	6,818	—	7,794	—	(976)	—	2,242	—	B	1,265	—
2. Amounts recoverable for claims unpaid (contra liability)	—	—	—	—	—	—	—	—		—	—
3. Amounts receivable relating to uninsured plans	—	—	—	—	—	—	—	—		—	—
4. Liabilities for contributions payable due to ACA Reinsurance—not reported as ceded premium	—	(1,500)	—	(1,500)	—	—	—	—		—	—
5. Ceded reinsurance premiums payable	—	—	—	—	—	—	—	—		—	—
6. Liability for amounts held under uninsured plans	—	—	—	—	—	—	—	—		—	—

7. Subtotal ACA Transitional Reinsurance Program	6,818	(1,500)	7,794	(1,500)	(976)	—	2,242	—		1,265	—

c. Temporary ACA Risk Corridors Program
1. Accrued retrospective premium	—	—	—	—	—	—	—	—		—	—
2. Reserve for rate credits or policy experience rating refunds	—	—	—	—	—	—	—	—		—	—

3. Subtotal ACA Risk Corridors Program	—	—	—	—	—	—	—	—		—	—

d. Total for ACA Risk-Sharing Provisions	$6,837	$(71,513)	$7,794	$(73,847)	$(957)	$2,334	$2,242	$(2,334)		$1,284	—

Explanation of Adjustments:

A	Adjustment for the 2016 Metal Plans Pool final payable of approximately $72,347,000 from CMS’ June 30, 2017 notice.

B	Adjustment for the 2016 final reinsurance receivable of approximately $7,466,000 from CMS’ August 16, 2017 notice.

14.	REINSURANCE OTHER THAN ACA REINSURANCE

The Plan has reinsurance agreements with insurance companies and the NYSDOH to limit its losses on individual claims for hospital medical services. The reinsurance agreements do not relieve the Plan from its obligations to enrollees. Under the terms of the agreements, the Plan will be reimbursed up to 90% of the cost of eligible hospital medical services, up to an annual maximum benefit per covered member of $2,000,000. Reinsurance premiums of approximately $47,037,000 and $51,615,000 are included in health care costs for the years ended December 31, 2017 and 2016, respectively. Approximately $68,703,000 and $88,062,000 in reinsurance recoveries are deducted from health care costs in 2017 and 2016, respectively.

15.	CONCENTRATIONS OF CREDIT RISK

At December 31, 2017, the Plan had cash balances in financial institutions that exceed federal depository insurance limits. Management believes that the credit risk related to these deposits is minimal.

The Plan receives substantially all of its premium revenue through various programs of the State of New York and U.S. government agencies. These programs are based on complex laws and regulations. Noncompliance with such laws and regulations could result in fines, penalties, and exclusion from such programs.

Premium revenue from third-party payers, other payers, and members for 2017 and 2016, is as follows:

	2017	2016
Medicaid (including long-term care and HARP)	78%	79%
Medicare	10	9
Health Benefit Exchange and EP	9	10
Child Health Plus	3	2

Total	100%	100%

16.	REGULATORY REQUIREMENTS

The Plan is required by the NYSDOH to deposit, in the form of an escrow deposit account, an amount equal to the greater of 5% of the current year’s estimated expenditures for health care services or $100,000, for the protection of enrollees. The Plan has until March 31 of the current year to determine the required balance and fund its escrow deposit account. The required balance per the stipulations discussed above amounted to approximately $449,447,000 and $366,362,000 at December 31, 2017 and 2016, respectively. The escrow deposit account to fund this requirement is included in restricted deposits in the accompanying consolidated balance sheets.

The NYSDOH’s minimum contingent reserve requirement applicable to premium income generated from the Medicaid program for plans such as Fidelis is 12.5%. At December 31, 2017 and 2016, the amount of the contingent reserve fund was approximately $1,095,939,000 and $956,306,000, respectively, which is included in net assets. At December 31, 2017 and 2016, the Plan maintained the minimum contingent reserve requirement of 5% for FCAH, MAP and FIDA, 7.25% for EP, and 12.5% for the rest of the Plan.

17.	CENTENE TRANSACTION

On September 12, 2017, Fidelis entered into an Asset Purchase Agreement (hereinafter, the “APA”) with Centene Corporation, a Delaware corporation (“Centene”). Upon the terms and subject to the conditions set forth in the APA, substantially all of Fidelis’ insurance operations, assets and liabilities will be sold to and assumed by Centene. Following the closing of the transaction, Fidelis will be divested of its insurance operations, but will remain an independent 501(c)(3) tax exempt organization.

The corporate members of Fidelis are the eight Diocesan Bishops of the Roman Catholic Dioceses in the State of New York. At the closing of the transactions contemplated by the APA, Fidelis will receive consideration, subject to certain adjustments, consisting of $3,250,000,000 in cash and, at the option of Centene, additional cash or shares of Centene’s common stock valued at $500,000,000, of which $375,000,000 will be placed in escrow to secure any potential indemnification obligations of Fidelis to Centene. Fidelis will retain certain cash and investment assets as well as its Queens Tower Office Building.

The closing of the transactions contemplated by the APA is subject to the satisfaction or waiver of customary closing conditions, including, without limitation, certain approval, notice or similar requirements with applicable regulatory authorities. On September 12, 2017, the Board of Directors and Members of Fidelis approved the execution of the APA and the transactions contemplated thereunder.

The completion of the transactions contemplated by the APA is not conditioned on receipt of financing by Centene. The APA is expected to close in 2018, subject to the receipt of required regulatory approvals and satisfaction or waiver of other closing conditions.

18.	SUBSEQUENT EVENTS

During the fourth quarter of 2017, the Plan became aware of the uncertainty of future funding related to Cost Sharing Reductions (CSRs) by the Federal government for the EP program. The NYSDOH indicated that this issue would significantly impact the State’s current fiscal year performance if funding were to cease for CSRs and that additional actions would be necessary. Subsequently, on January 18, 2018, the Plan made a payment of $117,975,000 to the NYSDOH for the 2016 EP medical loss rebates. The Plan recorded this amount in December of 2017.

The Plan has evaluated subsequent events through March 22, 2018, which is the date the consolidated financial statements were available to be issued.

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